Calculation of Filing Fee Tables
S-1
Hartford Creative Group, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	457(o)			$ 14,000,000.00	0.0001381	$ 1,933.40
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Common Stock, par value $0.001 per share (3)	415(a)(6)			$ 6,000,000.00			S-1	333-285158	09/11/2025	$ 0.00
			Total Offering Amounts:				$ 20,000,000.00		$ 1,933.40
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,933.40
Offering Note
[1]	This registration statement also relates to such additional shares of Common Stock as may be issued in connection with a stock split, stock dividend, recapitalization, or similar transaction effected without receipt of consideration that increases the number of the registrant's outstanding shares of Common Stock, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act").

[2]	This registration statement also relates to such additional shares of Common Stock as may be issued in connection with a stock split, stock dividend, recapitalization, or similar transaction effected without receipt of consideration that increases the number of the registrant's outstanding shares of Common Stock, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 429 under the Securities Act, 1,500,000 shares of Common Stock previously registered under the Registration Statement on Form S-1 (File No. 333-285158), initially filed on February 24, 2025 and declared effective on September 11, 2025, are being carried forward into this combined prospectus. No additional registration fee is due with respect to these securities pursuant to Rule 457(p).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date